ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

                        152 West 57th Street, 18th Floor
                            New York, New York 10019

This is a legal Contract between the Contract Owner (referred to in this Contract as you and your) and Allianz Life Insurance Company of New York (Allianz Life of NY) (herein referred to as we, us and our). We will make Annuity Payments as set forth in this Contract beginning on the Income Date.

This Contract is issued in consideration of the attached application and payment of the initial Purchase Payment.


                          READ YOUR CONTRACT CAREFULLY

RIGHT TO EXAMINE: THIS CONTRACT MAY BE RETURNED WITHIN 10 DAYS AFTER YOU RECEIVE IT. IT CAN BE MAILED OR DELIVERED TO EITHER US OR THE AGENT WHO SOLD IT. RETURN OF THIS CONTRACT BY MAIL IS EFFECTIVE ON BEING POSTMARKED, PROPERLY ADDRESSED AND POSTAGE PREPAID. THE RETURNED CONTRACT WILL BE TREATED AS IF WE HAD NEVER ISSUED IT. WE WILL PROMPTLY REFUND AN AMOUNT EQUAL TO THE SUM OF (I) AND (II), WHERE (I) IS THE DIFFERENCE BETWEEN THE PURCHASE PAYMENTS, INCLUDING ANY FEES OR OTHER CHARGES, AND THE AMOUNTS, IF ANY, ALLOCATED TO THE VARIABLE ACCOUNT UNDER THE CONTRACT, LESS ANY WITHDRAWALS, AND (II) THE CONTRACT VALUE.

This is a Variable Annuity Contract with Annuity Payments and Contract Values increasing or decreasing depending on the experience of the Variable Account which is set forth in the Contract Schedule. Annuity Payments and Contract Values in the Variable Account are not guaranteed as to fixed dollar amounts.

                  Signed for Allianz Life Insurance Company of New York by:


      /s/Suzanne J. Pepin                        /s/ Charles Kavitsky
         Suzanne J. Pepin                            Charles Kavitsky
 Senior Vice President, Secretary       Chairman of the Board, CEO and President
    and Chief Legal Officer



              INDIVIDUAL FLEXIBLE PAYMENT VARIABLE DEFERRED ANNUITY
                                NON-PARTICIPATING

Annuity Payments will not decrease as long as the investment return of the Variable Account assets equals or exceeds 6.25% (assuming a 4.5% Assumed Investment Return) on an annual basis. Variable Account expenses consist of a mortality and expense risk charge, a contract maintenance charge, and transfer fees. These are shown on the Contract Schedule Page. The variable provisions can be found on pages 6, 7 and 13 of this Contract.

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

                                TABLE OF CONTENTS


RIGHT TO EXAMINE..................................................................................................1
CONTRACT SCHEDULE..............................................................................................i-iv
DEFINITIONS.......................................................................................................4
PURCHASE PAYMENTS.................................................................................................5
     PURCHASE PAYMENTS............................................................................................5
     CHANGE IN PURCHASE PAYMENTS..................................................................................6
     NO DEFAULT...................................................................................................6
     ALLOCATION OF PURCHASE PAYMENTS..............................................................................6
VARIABLE ACCOUNT..................................................................................................6
     THE VARIABLE ACCOUNT.........................................................................................6
     VALUATION OF ASSETS..........................................................................................6
     ACCUMULATION UNITS...........................................................................................6
     ACCUMULATION UNIT VALUE......................................................................................7
     NET INVESTMENT FACTOR........................................................................................7
     MORTALITY AND EXPENSE RISK CHARGE............................................................................7
     MORTALITY AND EXPENSE GUARANTEE..............................................................................7
CONTRACT VALUE....................................................................................................7
CONTRACT MAINTENANCE CHARGE.......................................................................................7
TRANSFERS.........................................................................................................8
WITHDRAWAL  PROVISIONS............................................................................................9
     WITHDRAWALS..................................................................................................9
     WITHDRAWAL CHARGE............................................................................................9
PROCEEDS PAYABLE ON DEATH.........................................................................................9
     DEATH OF CONTRACT OWNER DURING THE ACCUMULATION PHASE........................................................9
     DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PHASE...........................................................9
     DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PHASE.........................................................10
     DEATH OF CONTRACT OWNER DURING THE ANNUITY PHASE............................................................10
     DEATH OF ANNUITANT..........................................................................................10
     PAYMENT OF DEATH BENEFIT....................................................................................10
     BENEFICIARY.................................................................................................11
     CHANGE OF BENEFICIARY.......................................................................................11
SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION.....................................................................11
CONTRACT OWNER, ANNUITANT, ASSIGNMENT PROVISIONS.................................................................12
     CONTRACT OWNER..............................................................................................12
     JOINT OWNER.................................................................................................12
     ANNUITANT...................................................................................................12
     ASSIGNMENT OF A CONTRACT....................................................................................12
ANNUITY PROVISIONS...............................................................................................12
     GENERAL.....................................................................................................12
     FIXED ANNUITY...............................................................................................13
     VARIABLE ANNUITY............................................................................................13
     INCOME DATE.................................................................................................14
     SELECTION OF AN ANNUITY OPTION..............................................................................14
     DEFAULT ANNUITY OPTION .................................................................................... 14
     ANNUITY OPTIONS.............................................................................................14
         OPTION 1 - LIFE ANNUITY.................................................................................14
         OPTION 2 - LIFE ANNUITY WITH MONTHLY PAYMENTS OVER 5, 10, 15, OR 20 YEARS
         GUARANTEED..............................................................................................14

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         OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY..............................................................14
         OPTION 4 - JOINT AND LAST SURVIVOR ANNUITY WITH MONTHLY
         PAYMENTS OVER 5, 10, 15, OR 20 YEARS GUARANTEED.........................................................14
         OPTION 5 - REFUND LIFE ANNUITY..........................................................................15
GENERAL PROVISIONS...............................................................................................15
     THE CONTRACT................................................................................................15
     NON-PARTICIPATING IN SURPLUS................................................................................15
     MINIMUM VALUES..............................................................................................16
     INCONTESTABILITY............................................................................................16
     MISSTATEMENT OF AGE OR SEX..................................................................................16
     CONTRACT SETTLEMENT.........................................................................................16
     REPORTS.....................................................................................................16
     TAXES.......................................................................................................16
     EVIDENCE OF SURVIVAL........................................................................................16
     PROTECTION OF PROCEEDS......................................................................................16
     MODIFICATION OF CONTRACT....................................................................................16
     TABLES...................................................................................................17-20

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                                   DEFINITIONS


ACCUMULATION PHASE: The period prior to the Income Date during which you can make Purchase Payments.

ACCUMULATION UNIT: An accounting unit of measure used to calculate the Contract Value prior to the Income Date.

ADJUSTED CONTRACT VALUE: The Contract Value less any applicable Premium Tax. This amount is used to determine the death benefit during the Accumulation Phase or the initial Annuity Payment.

AGE: Age on last birthday unless otherwise specified.

ANNUITANT(S): The natural person(s) upon whose continuation of life any Annuity Payment involving life contingencies depends. You may change the Annuitant(s) at any time prior to the Income Date unless the Contract Owner is a non-individual. On or after the Income Date, any reference to Annuitant shall also include any Joint Annuitant.

ANNUITY OPTION: An arrangement under which Annuity Payments are made under this Contract.

ANNUITY PAYMENTS: The series of payments made to you or any named payee after the Income Date under the Annuity Option selected.

ANNUITY PHASE: The period of time beginning on the Income Date during which Annuity Payments are made.

ANNUITY RESERVE: The assets which support the Annuity Option you have selected during the Annuity Phase.

ANNUITY UNIT: An accounting unit of measure used to calculate Annuity Payments beginning on the Income Date.

ASSUMED INVESTMENT RETURN ("AIR"): The investment return upon which the variable Annuity Payments in the Contract are based.

AUTHORIZED REQUEST: A request, in a form satisfactory to the Company, which is received by the Service Center.

BENEFICIARY: The person(s) or entity(ies) who will receive any death benefit payable under this Contract.

COMPANY: Allianz Life Insurance Company of New York.

CONTRACT ANNIVERSARY: An anniversary of the Issue Date of this Contract.

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CONTRACT OWNER: The person(s) or entity(ies) entitled to the ownership rights stated in this Contract. If Joint Owners are named, all references to Contract Owner shall mean the Joint Owners.

CONTRACT VALUE: The dollar value as of any Valuation Date accumulated under this Contract.

CONTRACT YEAR: Any period of twelve (12) months commencing with the Issue Date and each Contract Anniversary thereafter.

GENERAL ACCOUNT: Our general investment account which contains all the assets of the Company with the exception of the Variable Account and other segregated asset accounts.

GUARANTEED MONTHLY PAYMENT PER $1,000 OF PROCEEDS: The minimum rate that is applied against the amount of your proceeds divided by 1,000, to calculate your guaranteed minimum Annuity Payments under a fixed Annuity Option when you start your Annuity Phase.

INCOME DATE: The date on which Annuity Payments under the Contract are to begin.

INVESTMENT OPTION(S): Those investments available under the Contract. Current Investment Options are shown on the Contract Schedule.

ISSUE DATE: The date shown on the Contract Schedule on which the first Contract Year begins. Contract Anniversaries and Contract Years are measured from the Issue Date.

JOINT OWNER: If there is more than one Contract Owner, each Contract Owner shall be a Joint Owner of the Contract. There can only be 2 Joint Owners. Joint Owners have equal ownership rights and must both authorize any exercising of those ownership rights unless otherwise allowed by us.

NET ASSET VALUE: The value of a share of the underlying Investment Options, less any investment management and portfolio administration fees and expenses, as of the close of trading on a Valuation Date.

PREMIUM TAX: Any premium taxes owed to any governmental entity and assessed against Purchase Payments or Contract Value, or Annuity Payments.

PURCHASE PAYMENT: A payment made toward this Contract.

SERVICE CENTER: The office indicated on the Contract Schedule of this Contract to which notices, requests and Purchase Payments must be sent.

VALUATION DATE: The Variable Account will be valued each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD: The period commencing at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VARIABLE ACCOUNT: A separate account maintained by us in which a portion of our assets has been allocated for this and certain other contracts. It has been designated on the Contract Schedule.

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                                PURCHASE PAYMENTS

PURCHASE PAYMENTS: Purchase Payments are payable according to the frequency and in the amount selected by you. The initial Purchase Payment is due on the Issue Date. The minimum subsequent Purchase Payment and the maximum total Purchase Payments allowed are shown on the Contract Schedule.

CHANGE IN PURCHASE PAYMENTS: You may elect to increase, decrease, or to change the frequency of Purchase Payments as set forth in the Contract Schedule.

NO DEFAULT: Unless a full withdrawal is made, this Contract remains in force and will not be in default if no additional Purchase Payments are made.

ALLOCATION OF PURCHASE PAYMENTS: Purchase Payments are allocated to one or more of the Investment Options in accordance with your selection. The allocation of the initial Purchase Payment is made in accordance with your selection made at the Issue Date. Unless you inform us otherwise, subsequent Purchase Payments are allocated in the same manner as the initial Purchase Payment. However, the Company has reserved the right to allocate the initial Purchase Payment to the Money Market Investment Option until the expiration of the Right to Examine period. All allocations of Purchase Payments are subject to the Allocation Guidelines shown on the Contract Schedule. We guarantee that you will be allowed to select at least ten Investment Options for allocation of Purchase Payments. This number will not decrease after the Issue Date. You will be allowed to choose at least this number of Investment Options specified in the Contract Schedule and the application unless Investment Options are eliminated or substituted.

                                VARIABLE ACCOUNT

THE VARIABLE ACCOUNT: The Variable Account is designated on the Contract Schedule. It consists of assets we have set aside and have kept separate from the rest of our assets and those of our other separate accounts. The assets of the Variable Account, equal to reserves and other liabilities of your Contract and those of other Contract Owners, will not be charged with liabilities arising out of any other business we may conduct.

The Variable Account assets are divided into sub-accounts. Each sub-account invests exclusively in one Investment Option. The Investment Options are shown on the Contract Schedule. We may add Investment Options in the future. You may be permitted to transfer your Contract Value or allocate Purchase Payments to any new Investment Options.

Should the shares of any sub-account become unavailable for investment by the Variable Account, or our Board of Directors deems further investment in the shares inappropriate, we may limit further purchase of such shares or substitute shares of another sub-account for shares already purchased. No such limitations will be imposed or substitutions made unless prior approval is obtained from the New York State Insurance Department.

VALUATION OF ASSETS: Assets of each Investment Option will be valued at its Net Asset Value on each Valuation Date.

ACCUMULATION UNITS: Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the sub-accounts of the Variable Account as a result of Purchase Payments,


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withdrawals, transfers, or fees and charges. We will determine the number of
Accumulation Units of a sub-account by dividing the amount allocated to (or the amount withdrawn from) the sub-account by the dollar value of one Accumulation Unit of the sub-account as of the end of the Valuation Period during which the transaction is processed at the Service Center. Purchase Payments, withdrawals and transfers or fees and charges from or to a sub-account will result in the addition of or the cancellation of Accumulation Units.

ACCUMULATION UNIT VALUE: The Accumulation Unit value for each sub-account was initially arbitrarily set. Subsequent Accumulation Unit values for each sub-account are determined by multiplying the Accumulation Unit value for the immediately preceding Valuation Period by the net investment factor for the sub-account for the current period.

The Accumulation Unit value may increase or decrease from Valuation Period to Valuation Period.

NET INVESTMENT FACTOR: The net investment factor for each sub-account is determined by dividing A by B and multiplying by (1 - C) where:

     A is the value per share of the sub-account at the end of the current Valuation Period;

     B is the value per share of the sub-account for the immediately preceding Valuation Period.

     C is (i) the Valuation Period equivalent of the mortality and expense risk charge, which is shown on the Contract Schedule; plus

          (ii) a charge factor, if any, for any taxes or any tax reserve we have established as a result of the operation or maintenance of the sub-account.

MORTALITY AND EXPENSE RISK CHARGE: Each Valuation Period, we deduct a mortality and expense risk charge from the Contract Value in the Variable Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The mortality and expense risk charge compensates the Company for assuming the mortality and expense risks under this Contract.

MORTALITY AND EXPENSE GUARANTEE: We guarantee that the dollar amount of each Annuity Payment after the first will not be affected by variations in mortality or expense experience.

                                 CONTRACT VALUE

The Contract Value in the Variable Account for any Valuation Period is equal to the total dollar value accumulated under this Contract in all of the Investment Options. The Contract Value in a sub-account of the Variable Account is determined by multiplying the number of Accumulation Units by the Accumulation Unit value. Purchase Payments, withdrawals and transfers from or to a sub-account will result in the addition of or the cancellation of Accumulation Units in a sub-account.

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                           CONTRACT MAINTENANCE CHARGE

We deduct an annual contract maintenance charge shown on the Contract Schedule. Prior to the Income Date, this will be deducted from the Contract Value. The number of Accumulation Units to be canceled from each applicable sub-account is in the ratio that the value of each sub-account bears to the total Contract Value. After the Income Date, the contract maintenance charge is deducted from the Annuity Payment.

                                    TRANSFERS

You may transfer all or a part of your interest in an Investment Option to another Investment Option. We reserve the right to charge for transfers if there are more than the number of free transfers shown on the Contract Schedule. Pre-scheduled transfer programs may be available.

All transfers are subject to the following:

1. The deduction of any transfer fee that may be imposed as shown on the Contract Schedule. The transfer fee will be deducted from the Investment Option from which the transfer is made. If the entire amount in the Investment Option is transferred, then the transfer fee will be deducted from the amount transferred. If there are multiple source Investment Options, it will be treated as a single transfer. Any transfer fee will be deducted proportionally from the source Investment Option if less than the entire amount in the Investment Option is transferred.

2. We reserve the right to limit transfers until the expiration of the Right to Examine period.

3. During the Accumulation Phase, no transfer will be effective within seven calendar days prior to the date on which the first Annuity Payment is due.

4.       Any transfer direction must clearly specify:

         a. the amount which is to be transferred; and

b.       the Investment Options which are to be affected.

5. After the Income Date, during the Annuity Phase, transfers may not be made from a fixed Annuity Option to a variable Annuity Option.

6. After the Income Date, during the Annuity Phase, you can make at least one transfer from a variable Annuity Option to a fixed Annuity Option. The number of Annuity Units canceled from the variable Annuity Option will be equal in value to the amount of the Annuity Reserve transferred out of the Variable Account. The Annuity Reserve transferred out of the Variable Account is defined as the present value of the current variable payment discounted with mortality at the Assumed Investment Return. The amount transferred will purchase fixed Annuity Payments at current payout rates under the Annuity Option in effect and based on the Age and sex of the Annuitant, where allowed, at the time of the transfer.

7. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which we consider to be part of a market timing program. A market timing

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          program is one where transfers are made to or from Investment Options in anticipation of expected future changes in the performance of the Investment Options. Market timing may be characterized by frequent or large trades or a grouping of trades for multiple Contract Owners.

A modification could be applied to transfers to or from one or more of the Investment Options, and could include, but is not limited to:

     a.   the requirement of a minimum time period between each transfer;

     b. not accepting a transfer request from a registered representative on behalf of more than one Contract Owner; or

     c. limiting the dollar amount that may be transferred among the Investment Options by a Contract Owner at any one time.

If you elect to use this transfer privilege, we will not be liable for transfers made in accordance with your instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Service Center.

                              WITHDRAWAL PROVISIONS

WITHDRAWALS: During the Accumulation Phase, you may, upon Authorized Request, make a full or partial withdrawal of the Contract Value. Withdrawals will result in the cancellation of Accumulation Units from each sub-account in the ratio that the value of each sub-account bears to the total Contract Value. You must specify, by Authorized Request, which Accumulation Units are to be canceled if other than the above mentioned method of cancellation is desired.

The Company will pay the amount of any withdrawal from the Variable Account within seven (7) days of receipt of a request in good order unless the Suspension or Deferral of Payments Provision is in effect.

WITHDRAWAL CHARGE: Upon a full or partial withdrawal of this Contract, a withdrawal charge as set forth on the Contract Schedule may be assessed. Under certain circumstances, we allow withdrawals without the withdrawal charge as set forth on the Contract Schedule. The Company will not assess the withdrawal charge on any payments paid out as Annuity Payments or as death benefits.

                            PROCEEDS PAYABLE ON DEATH

DEATH OF CONTRACT OWNER DURING THE ACCUMULATION PHASE: Upon the death of the Contract Owner, or any Joint Owner, during the Accumulation Phase, the death benefit will be paid to the Beneficiary(ies) designated by the Contract Owner. Upon the death of a Joint Owner, the surviving Joint Owner, if any, will be treated as the primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. If the Contract is owned by a non-individual, the death benefit will be paid upon the death of an Annuitant.

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DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PHASE: The death benefit will be the Adjusted Contract Value determined as of the end of the Valuation Period during which the Company receives both due proof of death and an election for the payment method.

Any part of the death benefit amount that had been invested in the Variable Account remains in the Variable Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Variable Account will be subject to investment risk, which is borne by the Beneficiary.

DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PHASE: If the Owner has not previously designated a death benefit option, a Beneficiary must request that the death benefit be paid under one of the death benefit options below.

If the Beneficiary is the spouse of the Contract Owner, he or she may elect to continue the Contract in his or her own name and exercise all the Contract Owner's rights under the Contract. In this event, the Contract Value for the Valuation Period during which this election is implemented will be adjusted, if necessary, to equal the death benefit.

         OPTION A - lump sum payment of the death benefit. The contract maintenance charge will not be assessed at the time of distribution, if the distribution is due to death;

         OPTION B - the payment of the entire death benefit within 5 years of the date of the death of the Contract Owner or any Joint Owner. The full contract maintenance charge is assessed on each Beneficiary's portion on each Contract Anniversary; or

         OPTION C - payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Contract Owner or any Joint Owner. The full contract maintenance charge will continue to be assessed on each Beneficiary's portion.

Any portion of the death benefit not applied under any Annuity Option within one year of the date of the Contract Owner's death must be distributed within five years of the date of death.

If a lump sum payment is requested, the amount from the Variable Account will be paid within seven (7) days of receipt of proof of death and the valid election, including any required governmental forms, unless the Suspension or Deferral of Payments Provision is in effect.

Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period after the day on which such lump sum first became payable by the Company.

DEATH OF CONTRACT OWNER DURING THE ANNUITY PHASE: If you, or any Joint Owner, dies during the Annuity Phase, and you are not an Annuitant, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Contract Owner's death. Upon your death during the Annuity Phase, the Beneficiary becomes the Contract Owner.

DEATH OF ANNUITANT: Upon the death of an Annuitant (or death of both Joint Annuitants), who is not the Contract Owner, during the Accumulation Phase, you will become the Annuitant, unless you designate another Annuitant within 30 days of the death of the Annuitant. If the

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Contract Owner is a non-individual, the death of an Annuitant will be treated as the death of the Contract Owner and a new Annuitant may not be designated.

Upon the death of the Annuitant during the Annuity Phase, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

PAYMENT OF DEATH BENEFIT: The Company will require due proof of death and payment election and any required governmental forms before any death benefit is paid. Due proof of death will be:

1.   a certified death certificate; or

2. a certified decree of a court of competent jurisdiction as to the finding of death; or

3.   any other proof satisfactory to the Company.

All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments. If there is a delay in the payment of death benefits, we will pay interest on death benefits from date of death, in accordance with New York Insurance Law Section 3214.

BENEFICIARY: The Beneficiary designation in effect on the Issue Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at your death.

Unless you provide otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

1. to the primary Beneficiary(ies) who survive your death and/or the Annuitant's death, as applicable; or if there are none,

2. to the contingent Beneficiary(ies) who survive your death and/or the Annuitant's death, as applicable; or if there are none,

3.   to your estate.

CHANGE OF BENEFICIARY: Subject to the rights of any irrevocable Beneficiary(ies), you may change the primary Beneficiary(ies) or contingent Beneficiary(ies). A change may be made by Authorized Request. The change will take effect as of the date the Authorized Request is signed. If the Authorized Request reaches our Service Center after the Contract Owner dies but before any payment is made, the change will be valid. Such changes will be effective on the date the Authorized Request is signed subject to any actions taken by the insurer prior to receipt of the Authorized Request.

                  SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

The Company reserves the right to suspend or postpone payments from the Variable Account for a withdrawal or transfer for any period when:

1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

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2.   trading on the New York Stock Exchange is restricted;

3. an emergency exists as a result of which disposal of the securities held in the Variable Account is not reasonably practicable or it is not reasonably practicably to determine the value of the Variable Account's net assets; or

4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Contract Owners;

provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

                CONTRACT OWNER, ANNUITANT, ASSIGNMENT PROVISIONS

CONTRACT OWNER: As the Contract Owner, you have all the interests and rights under this Contract. The Contract Owner is the person designated as such on the Issue Date, unless changed.

You may change owners of the Contract at any time by Authorized Request subject to our approval. A change of Contract Owner will automatically revoke any prior designation of Contract Owner. Upon our approval, the change will become effective on the date the Authorized Request is signed subject to any actions taken by the insurer prior to receipt of the Authorized Request. We will not be responsible for any tax consequences of any such change.

JOINT OWNER: A Contract may be owned by Joint Owners (maximum of two). Upon the death of either Joint Owner the surviving Joint Owner will be the primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary unless otherwise indicated in an Authorized Request.

ANNUITANT: The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by you subject to our underwriting rules then in effect. You may not change the Annuitant if the Contract is owned by a non-individual.

ASSIGNMENT OF A CONTRACT: An Authorized Request specifying the terms of an assignment of a Contract must be provided to the Service Center. We will not be liable for any payment made or action taken before we record the assignment.

We will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with our consent.

If the Contract is assigned, your rights may only be exercised with the consent of the assignee of record.

                               ANNUITY PROVISIONS

GENERAL: On the Income Date, the Adjusted Contract Value will be applied under the Annuity Option you have selected. Under Annuity Options 1 - 5, you may elect to have the Adjusted Contract Value applied to provide a fixed annuity, a variable annuity or a combination fixed and variable annuity. If a combination is elected, you must specify what part of the Adjusted Contract

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Value is to be applied to the fixed and variable Annuity Options. If you select a fixed annuity, the Adjusted Contract Value is allocated to the General Account and the annuity is paid as a fixed annuity. If you select a variable annuity, the Adjusted Contract Value will be allocated to the Investment Options of the Variable Account in accordance with your selection, and the annuity will be paid as a variable annuity. Unless you designate another payee, you will be the payee of the Annuity Payments. The Adjusted Contract Value will be applied to current purchase rates based upon the Annuity Option you have selected. The Annuity Payments will be at least as favorable as those that would be provided by the application of the Adjusted Contract Value to purchase any single premium immediate annuity contract offered by us at the time for the same class of Annuitants.

We may offer more favorable rates than those guaranteed here at the time your first Annuity Payment is calculated. Annuity Payments will depend on the Age and, where permitted, sex of the Annuitant.

If Annuity Payments amount to less than $20, we may change the frequency of the payments. We will not allow amounts less than $2,000 to be applied under any Annuity Payment Option. If the Adjusted Contract Value is less than $2,000, we will pay that amount to you.

FIXED ANNUITY: You may elect to have the Adjusted Contract Value applied to provide a fixed annuity. The dollar amount of each fixed Annuity Payment is guaranteed to be at least an amount equal to the Adjusted Contract Value, divided first by $1000 and then multiplied by the appropriate Annuity Payment amount for each $1000 of value for the Annuity Option selected. The guaranteed rates are set forth in the tables at the end of the Contract, are based on an interest rate of 2 1/2% per year and the 1983(a) Individual Annuity Mortality Table with mortality improvement projected 30 years using Mortality Projection Scale G.

VARIABLE ANNUITY: You may elect to have the Adjusted Contract Value applied to provide a variable annuity. Variable Annuity Payments reflect the investment performance of the Variable Account in accordance with the allocation of the Adjusted Contract Value to the sub-accounts during the Annuity Phase. Variable Annuity Payments are not guaranteed as to dollar amount.

On the Income Date, Annuity Units will be purchased as follows:

The first Annuity Payment is equal to the Adjusted Contract Value, divided first by $1000 and then multiplied by the appropriate Annuity Payment amount for each $1000 of value for the Annuity Option selected as set forth in the table at the end of the Contract. These rates are based on the specified Assumed Investment Return and the 1983(a) Individual Annuity Mortality Table with mortality improvement projected 30 years using Mortality Projection Scale G. In each sub-account, the number of Annuity Units is determined by dividing the amount of the initial Annuity Payment determined for each sub-account by the Annuity Unit value on the Income Date. Thereafter, the number of Annuity Units in each sub-account remains unchanged unless you elect to transfer between sub-accounts. All calculations will appropriately reflect the Annuity Payment frequency selected.

On each subsequent Annuity Payment date, the total Annuity Payment is the sum of the Annuity Payments in each sub-account. The Annuity Payment in each sub-account is determined by multiplying the number of Annuity Units then allocated to such sub-account by the Annuity Unit value for that sub-account.

L40504                                 13                                     NY

On each subsequent Valuation Date, the value of an Annuity Unit is determined in the following way:

     First: The net investment factor is determined as described under "Variable Account - net investment factor" above.

     Second: The value of an Annuity Unit for a Valuation Period is equal to:

     a. the value of the Annuity Unit for the immediately preceding Valuation Period;
     b. multiplied by the net investment factor for the current Valuation Period; and
     c. divided by the assumed net investment factor (see below) for the Valuation Period.

The assumed net investment factor is equal to one plus the Assumed Investment Return which is used in determining the basis for the purchase of an Annuity, adjusted to reflect the particular Valuation Period. The Assumed Investment Return that you can select is either 3% or 4.5%.

INCOME DATE: Your Income Date is shown in the Contract Schedule. It is the date the Annuity Payments are to begin. You select an Income Date at the time of Issue. The Income Date must always be the first day of a calendar month. The earliest Income Date you can request is a date that is thirteen months after the Issue Date. The latest Income Date you can select is the first day of the first calendar month following the Annuitant's 90th birthday. You may, at any time prior to the Income Date, change the Income Date by Authorized Request 30 days in advance.

SELECTION OF AN ANNUITY OPTION: You can select an Annuity Option by Authorized Request. You may, at any time prior to 30 days in advance of the Income Date, by Authorized Request, select and/or change the Annuity Option.

DEFAULT ANNUITY OPTION: If no Annuity Option is selected, variable Annuity Option 2, which is a life annuity with period certain, 120 Monthly Payments Guaranteed, will be automatically applied.

ANNUITY OPTIONS: This Contract provides for Annuity Payments under one of the Annuity Options described below. The Company may make available other payment options.

OPTION 1 - LIFE ANNUITY. We will make monthly Annuity Payments during the life of the Annuitant and ceasing with the last Annuity Payment due prior to the Annuitant's death.

OPTION 2 - LIFE ANNUITY WITH MONTHLY PAYMENTS OVER 5, 10, 15 OR 20 YEARS GUARANTEED. We will make monthly Annuity Payments during the life of the Annuitant with a guarantee that if, at the Annuitant's death, there have been less than 60, 120, 180 or 240 monthly Annuity Payments made as selected, monthly Annuity Payments will continue for the remainder of the guaranteed period. Alternatively, the Contract Owner may elect to receive a lump-sum payment equal to the present value of the guaranteed monthly Annuity Payments remaining, as of the date proof of the Annuitant's death is received at the Service Center, commuted at an appropriate rate as defined below. Proof of the Annuitant's death and return of the Contract are required prior to the payment of any commuted values. For a fixed Annuity Option, the lump sum payment alternative is not available. For a variable Annuity Option, the commutation rate will be the Assumed Investment Return.

L40504                                 14                                     NY

OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY. We will make monthly Annuity Payments during the joint lifetime of the Annuitant and the Joint Annuitant. Upon the death of one Annuitant, Annuity Payments will continue to be paid during the remaining lifetime of the surviving Joint Annuitant at a level of 100%, 75% or 50% of the previous level, as selected. Monthly Annuity Payments cease with the final Annuity Payment due prior to the last survivor's death.

OPTION 4 - JOINT AND LAST SURVIVOR ANNUITY WITH MONTHLY PAYMENTS OVER 5, 10, 15, OR 20 YEARS GUARANTEED. We will make monthly Annuity Payments during the joint lifetime of the Annuitant and the Joint Annuitant. Monthly Annuity Payments will continue to be paid during the remaining lifetime of the Joint Annuitant at 100% of the previous level. The Company guarantees that if at the last death of the Annuitant and the Joint Annuitant, there have been less than 60, 120, 180, or 240 monthly Annuity Payments made as selected, monthly Annuity Payments will continue to be made for the remainder of the guaranteed period. Alternatively, the Contract Owner may elect to receive a lump-sum payment equal to the present value of the guaranteed monthly Annuity Payments remaining, as of the date proof of the Annuitant's and /or Joint Annuitant's death is received at the Service Center, commuted at an appropriate rate as defined below. Proof of death of the Annuitant and Joint Annuitant and return of this Contract are required prior to the payment of any commuted values. For a fixed Annuity Option, the lump sum payment alternative is not available. For a variable Annuity Option, the commutation rate will be the Assumed Investment Return.

OPTION 5 - REFUND LIFE ANNUITY. We will make monthly Annuity Payments during the lifetime of the Annuitant ceasing with the last Annuity Payment due prior to the Annuitant's death. With a guarantee that after the Annuitant's death, you may receive a refund. For a fixed Annuity Option, the amount of the refund will be any excess of the Adjusted Contract Value applied under this Option over the total of all Annuity Payments made under this Option. For a variable Annuity Option, the amount of the refund will depend on the current Investment Option allocation and will be the sum of refund amounts attributable to each Investment Option. The refund amount for a given Investment Option is calculated using the following formula:

(1)      x {[(2) x (3) x (4)/(5)] - [(4) x (6)]}

where:

------------------------------------------------------------------------------------------------------------------------
(1)      = Annuity Unit value of the given sub-account when due proof of the
         Annuitant's death is received at the Service Center.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
(2) = The Adjusted Contract Value on the Income Date.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
(3)      = Allocation percentage in the given sub-account (in decimal form) when claim proofs are received.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
(4)      = Current number of Annuity Units used in determining each Annuity
         Payment attributable to the given sub-account.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(5) = Dollar value of first Annuity Payment.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(6) = Number of Annuity Payments made since the Income Date.
------------------------------------------------------------------------------------------------------------------------

This calculation will be based upon the allocation of Annuity Units actually in-force at the time claim proofs are received at the Service Center. There will be no refund paid if the total refund determined using the above calculations is less than or equal to zero.

L40504                                 15                                     NY

                               GENERAL PROVISIONS

THE CONTRACT: The entire Contract consists of this Contract and any attached application, endorsements or riders. This Contract may be changed or altered only by our President or Secretary. Any change, modification or waiver must be made in writing.

     NON-PARTICIPATING IN SURPLUS: This Contract does not share in any distribution of our profits or surplus.

MINIMUM VALUES: The minimum values for any paid-up annuity, withdrawal value or death benefit available under the Contract are not less than those required by the state where the Contract is delivered.

INCONTESTABILITY:  We will not contest this Contract from its Issue Date.

MISSTATEMENT OF AGE OR SEX: We may require proof of Age of the Annuitant before making any life contingent Annuity Payment provided for by this Contract. If the Age or sex of the Annuitant has been misstated, the amount payable will be the Adjusted Contract Value that would have been provided at the true Age or sex.

Once Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment, and overpayments will be deducted from the future Annuity Payments until the total is repaid. The annual interest rate to be used in the calculation of the adjustments for underpayments and overpayments is 5%.

CONTRACT SETTLEMENT: This Contract must be returned to us upon any settlement. Prior to any settlement as a death claim, due proof of death must be submitted to us. Any paid-up annuity, cash withdrawal or death benefits that may be available are not less than the minimum benefits required by any statute of the state in which the contract is delivered.

REPORTS: We will furnish you with a report showing the number of Accumulation Units credited to the Contract, the dollar value of each Accumulation Unit, the Contract Value, the Adjusted Contract Value, the death benefit, the available cash withdrawal and any applicable withdrawal charges, transfer fees, and the contract maintenance charge. The report will be sent to you at least once each calendar year. This report will be sent to your last known address.

EVIDENCE OF SURVIVAL: Where any benefits under this Contract are contingent upon the recipient being alive on a given date, we may require proof satisfactory to us that the condition has been met.

PROTECTION OF PROCEEDS: No Beneficiary may commute, encumber, alienate or assign any payments under this Contract before they are due. To the extent permitted by law, no payments will be subject to the debts, contracts or engagements of any Beneficiary or to any judicial process to levy upon or attach the same for payment thereof.

MODIFICATION OF CONTRACT: This Contract may not be modified by us without your consent except as may be required by applicable law.

L40504                                 16                                     NY

----------------------------------------------------------------------------------------------------------------------------------
                                        GUARANTEED MONTHLY PAYMENT PER $1,000 OF PROCEEDS
----------------------------------------------------------------------------------------------------------------------------------
                                                          FIXED PAYOUTS
----------------------------------------------------------------------------------------------------------------------------------
Age of Annuitant                                             OPTION 2
                                     ---------------------------------------------------------------------------------------------
Nearest Birthday         Option 1         5 Years         10 Years        15 Years           20 Years             Option 5
When First Payment                        Minimum         Minimum          Minimum            Minimum
                                     ---------------------------------------------------------------------------------------------
                    --------------------------                                        -
      Is Made          M        F       M        F       M       F       M       F         M         F         M           F
----------------------------------------------------------------------------------------------------------------------------------
        30           2.85     2.72     2.85     2.72   2.84    2.72    2.84     2.71     2.84       2.71      2.81       2.70
        31           2.87     2.74     2.87     2.74   2.87    2.74    2.87     2.74     2.86       2.73      2.84       2.72
        32           2.90     2.76     2.90     2.76   2.90    2.76    2.89     2.76     2.89       2.75      2.86       2.74
        33           2.93     2.78     2.93     2.78   2.92    2.78    2.92     2.78     2.91       2.78      2.89       2.76
        34           2.96     2.81     2.96     2.81   2.95    2.81    2.95     2.80     2.94       2.80      2.91       2.79
        35           2.99     2.83     2.99     2.83   2.98    2.83    2.98     2.83     2.97       2.82      2.94       2.81
        36           3.02     2.86     3.02     2.86   3.02    2.86    3.01     2.85     3.00       2.85      2.97       2.83
        37           3.05     2.88     3.05     2.88   3.05    2.88    3.04     2.88     3.03       2.88      3.00       2.86
        38           3.09     2.91     3.09     2.91   3.09    2.91    3.08     2.91     3.07       2.90      3.03       2.89
        39           3.13     2.94     3.13     2.94   3.12    2.94    3.11     2.94     3.10       2.93      3.06       2.91
        40           3.17     2.97     3.16     2.97   3.16    2.97    3.15     2.97     3.14       2.96      3.10       2.94
        41           3.21     3.01     3.21     3.01   3.20    3.00    3.19     3.00     3.17       2.99      3.13       2.97
        42           3.25     3.04     3.25     3.04   3.24    3.04    3.23     3.03     3.21       3.03      3.17       3.00
        43           3.29     3.08     3.29     3.08   3.29    3.07    3.27     3.07     3.25       3.06      3.20       3.03
        44           3.34     3.11     3.34     3.11   3.33    3.11    3.32     3.10     3.29       3.09      3.24       3.07
        45           3.39     3.15     3.39     3.15   3.38    3.15    3.36     3.14     3.34       3.13      3.28       3.10
        46           3.44     3.19     3.44     3.19   3.43    3.19    3.41     3.18     3.38       3.17      3.32       3.14
        47           3.49     3.23     3.49     3.23   3.48    3.23    3.46     3.22     3.43       3.21      3.37       3.17
        48           3.55     3.28     3.55     3.28   3.53    3.27    3.51     3.26     3.48       3.25      3.41       3.21
        49           3.61     3.33     3.60     3.32   3.59    3.32    3.57     3.31     3.53       3.29      3.46       3.25
        50           3.67     3.38     3.67     3.37   3.65    3.37    3.62     3.36     3.58       3.34      3.51       3.29
        51           3.73     3.43     3.73     3.43   3.71    3.42    3.68     3.41     3.63       3.38      3.56       3.34
        52           3.80     3.48     3.80     3.48   3.78    3.47    3.74     3.46     3.69       3.43      3.61       3.39
        53           3.87     3.54     3.87     3.54   3.84    3.53    3.80     3.51     3.74       3.48      3.67       3.43
        54           3.95     3.60     3.94     3.60   3.92    3.59    3.87     3.57     3.80       3.54      3.73       3.48
        55           4.03     3.66     4.02     3.66   3.99    3.65    3.94     3.63     3.86       3.59      3.79       3.54
        56           4.11     3.73     4.10     3.72   4.07    3.71    4.01     3.69     3.92       3.65      3.85       3.59
        57           4.20     3.80     4.19     3.79   4.15    3.78    4.09     3.75     3.99       3.71      3.92       3.65
        58           4.29     3.87     4.28     3.87   4.24    3.85    4.17     3.82     4.05       3.77      3.99       3.71
        59           4.39     3.95     4.38     3.95   4.33    3.93    4.25     3.89     4.12       3.83      4.06       3.77
        60           4.50     4.03     4.48     4.03   4.43    4.01    4.33     3.96     4.18       3.90      4.13       3.84
        61           4.61     4.12     4.59     4.12   4.53    4.09    4.42     4.04     4.25       3.96      4.21       3.91
        62           4.73     4.22     4.71     4.21   4.64    4.18    4.51     4.12     4.32       4.03      4.29       3.98
        63           4.86     4.32     4.83     4.31   4.75    4.27    4.60     4.21     4.39       4.10      4.38       4.06
        64           4.99     4.42     4.97     4.41   4.87    4.37    4.70     4.30     4.45       4.18      4.47       4.14
        65           5.14     4.54     5.11     4.52   5.00    4.48    4.80     4.39     4.52       4.25      4.56       4.22
        66           5.30     4.66     5.26     4.64   5.13    4.59    4.90     4.49     4.59       4.32      4.66       4.31
        67           5.46     4.78     5.42     4.77   5.26    4.71    5.00     4.59     4.65       4.40      4.76       4.40
        68           5.64     4.92     5.58     4.90   5.40    4.83    5.11     4.69     4.72       4.47      4.87       4.50
        69           5.83     5.07     5.76     5.05   5.55    4.96    5.21     4.80     4.78       4.55      4.99       4.60
        70           6.03     5.23     5.95     5.20   5.70    5.10    5.31     4.91     4.83       4.62      5.11       4.72
        71           6.24     5.40     6.15     5.37   5.86    5.25    5.42     5.02     4.89       4.69      5.23       4.83
        72           6.47     5.58     6.36     5.54   6.02    5.40    5.52     5.14     4.94       4.76      5.36       4.95
        73           6.71     5.78     6.58     5.73   6.19    5.56    5.62     5.25     4.99       4.83      5.49       5.08
        74           6.96     6.00     6.81     5.94   6.36    5.73    5.72     5.37     5.03       4.89      5.64       5.21
        75           7.23     6.23     7.05     6.16   6.53    5.91    5.81     5.49     5.07       4.95      5.79       5.35
        76           7.53     6.48     7.31     6.39   6.71    6.09    5.91     5.60     5.11       5.00      5.94       5.50
        77           7.84     6.75     7.59     6.64   6.89    6.28    5.99     5.71     5.14       5.05      6.11       5.66
        78           8.18     7.04     7.87     6.90   7.07    6.48    6.08     5.82     5.17       5.09      6.28       5.83
        79           8.54     7.35     8.18     7.18   7.25    6.68    6.16     5.93     5.19       5.13      6.47       6.00
        80           8.92     7.68     8.49     7.48   7.43    6.88    6.23     6.02     5.21       5.16      6.66       6.18
        81           9.34     8.05     8.83     7.80   7.61    7.09    6.29     6.11     5.23       5.19      6.86       6.37
        82           9.78     8.45     9.17     8.14   7.78    7.29    6.35     6.20     5.24       5.22      7.07       6.59
        83           10.25    8.88     9.53     8.50   7.95    7.49    6.41     6.28     5.25       5.23      7.30       6.80
        84           10.76    9.34     9.91     8.88   8.12    7.69    6.46     6.35     5.26       5.25      7.54       7.04
        85           11.30    9.85     10.29    9.29   8.27    7.89    6.50     6.41     5.27       5.26      7.79       7.28
        86           11.89    10.40    10.70    9.71   8.42    8.08    6.54     6.47     5.27       5.26      8.07       7.54
        87           12.52    11.00    11.11   10.14   8.56    8.26    6.57     6.51     5.27       5.27      8.36       7.83
        88           13.21    11.66    11.53   10.60   8.70    8.43    6.59     6.55     5.27       5.27      8.68       8.13
        89           13.95    12.36    11.97   11.06   8.83    8.59    6.61     6.58     5.27       5.27      9.02       8.45
        90           14.75    13.12    12.41   11.52   8.94    8.74    6.62     6.60     5.27       5.27      9.39       8.81
----------------------------------------------------------------------------------------------------------------------------------

L40504                                 17                                     NY

                GUARANTEED MONTHLY PAYMENT PER $1,000 OF PROCEEDS
                                  FIXED PAYOUT

                                    OPTION 3
FEMALE AGE          30        40          50       60        70        80       90
MALE AGE
             ----------------------------------------------------------------------
          30      2.61      2.71        2.77     2.81      2.83      2.84     2.84
          40      2.66      2.82        2.97     3.07      3.12      3.15     3.16
          50      2.69      2.90        3.14     3.37      3.53      3.62     3.65
          60      2.71      2.94        3.27     3.67      4.05      4.32     4.45
          70      2.71      2.96        3.33     3.87      4.59      5.32     5.78
          80      2.71      2.97        3.36     3.98      4.97      6.40     7.81
          90      2.72      2.97        3.37     4.02      5.15      7.19    10.23
             ----------------------------------------------------------------------

                                    OPTION 4
                                 5 YEARS MINIMUM
FEMALE AGE          30        40          50       60        70        80       90
MALE AGE
             ----------------------------------------------------------------------
          30      2.61      2.71        2.77     2.81      2.83      2.84     2.84
          40      2.66      2.82        2.97     3.07      3.12      3.15     3.16
          50      2.69      2.90        3.14     3.37      3.53      3.62     3.65
          60      2.71      2.94        3.27     3.67      4.05      4.31     4.44
          70      2.71      2.96        3.33     3.87      4.59      5.31     5.77
          80      2.71      2.97        3.36     3.98      4.97      6.38     7.72
          90      2.72      2.97        3.37     4.02      5.14      7.13     9.90
             ----------------------------------------------------------------------

                                    OPTION 4
                                10 YEARS MINIMUM
FEMALE AGE          30        40          50       60        70        80       90
MALE AGE
             ----------------------------------------------------------------------
          30      2.61      2.71        2.77     2.81      2.83      2.84     2.84
          40      2.66      2.82        2.96     3.07      3.12      3.15     3.16
          50      2.69      2.90        3.14     3.37      3.53      3.61     3.64
          60      2.70      2.94        3.27     3.67      4.05      4.16     4.41
          70      2.71      2.96        3.33     3.87      4.58      5.26     5.63
          80      2.71      2.97        3.36     3.97      4.93      6.21     7.18
          90      2.72      2.97        3.37     4.00      5.08      6.77     8.42
             ----------------------------------------------------------------------

                                    OPTION 4
                                15 YEARS MINIMUM
FEMALE AGE          30        40          50       60        70        80       90
MALE AGE
             ----------------------------------------------------------------------
          30      2.61      2.71        2.77     2.81      2.83      2.84     2.84
          40      2.66      2.82        2.96     3.07      3.12      3.15     3.15
          50      2.69      2.90        3.14     3.37      3.53      3.60     3.62
          60      2.70      2.94        3.27     3.66      4.04      4.26     4.33
          70      2.71      2.96        3.33     3.86      4.53      5.10     5.30
          80      2.71      2.97        3.35     3.94      4.82      5.77     6.20
          90      2.71      2.97        3.36     3.96      4.91      6.01     6.58
             ----------------------------------------------------------------------

                                    OPTION 4
                                20 YEARS MINIMUM
FEMALE AGE          30        40          50       60        70        80       90
MALE AGE
             ----------------------------------------------------------------------
          30      2.61      2.71        2.77     2.81      2.83      2.84     2.84
          40      2.66      2.82        2.96     3.06      3.12      3.14     3.14
          50      2.69      2.90        3.14     3.37      3.51      3.57     3.58
          60      2.70      2.94        3.26     3.65      3.99      4.13     4.18
          70      2.71      2.96        3.32     3.83      4.41      4.77     4.83
          80      2.71      2.96        3.34     3.89      4.60      5.11     5.21
          90      2.71      2.96        3.34     3.90      4.62      5.16     5.27
             ----------------------------------------------------------------------

L40504                                 18                                     NY

------------------------------------------------------------------------------------------------------------------------
            GUARANTEED INITIAL MONTHLY PAYMENT PER $1,000 OF PROCEEDS
------------------------------------------------------------------------------------------------------------------------
                       Variable Payouts Based on 4.50% AIR
------------------------------------------------------------------------------------------------------------------------
Age of                                                               Option 2
Annuitant
                                                      ------------------------------------------------------------------
Nearest                  Option 1            5 Years         10 Years        15 Years        20             Option 5
Birthday                                                                                     Years
When First                                   Minimum         Minimum         Minimum         Minimum
Payment
                                     ---------------------------------                                      ------------
                      ---------------                                 --------------------------------------
Is Made                 M       F       M       F       M       F       M       F       M       F       M         F
------------------------------------------------------------------------------------------------------------------------
         30            4.12    4.01    4.12    4.01    4.12    4.01    4.11   4.01     4.11    4.00   4.10      4.00
         31            4.14    4.03    4.14    4.03    4.14    4.03    4.13   4.02     4.13    4.02   4.12      4.02
         32            4.17    4.04    4.16    4.04    4.16    4.04    4.16   4.04     4.15    4.04   4.14      4.03
         33            4.19    4.06    4.19    4.06    4.18    4.06    4.18   4.06     4.17    4.05   4.16      4.05
         34            4.21    4.08    4.21    4.08    4.21    4.08    4.20   4.08     4.19    4.07   4.19      4.07
         35            4.24    4.10    4.24    4.10    4.24    4.10    4.23   4.10     4.22    4.09   4.21      4.09
         36            4.27    4.12    4.27    4.12    4.26    4.12    4.25   4.12     4.24    4.11   4.24      4.11
         37            4.30    4.14    4.30    4.14    4.29    4.14    4.28   4.14     4.27    4.13   4.26      4.13
         38            4.33    4.17    4.33    4.17    4.32    4.16    4.31   4.16     4.30    4.15   4.29      4.15
         39            4.36    4.19    4.36    4.19    4.35    4.19    4.34   4.18     4.33    4.18   4.32      4.17
         40            4.40    4.22    4.40    4.22    4.39    4.21    4.38   4.21     4.36    4.20   4.35      4.20
         41            4.43    4.25    4.43    4.24    4.42    4.24    4.41   4.24     4.39    4.23   4.38      4.22
         42            4.47    4.27    4.47    4.27    4.46    4.27    4.44   4.26     4.42    4.25   4.41      4.25
         43            4.51    4.30    4.51    4.30    4.50    4.30    4.48   4.29     4.45    4.28   4.45      4.28
         44            4.56    4.34    4.55    4.34    4.54    4.33    4.52   4.32     4.49    4.31   4.48      4.30
         45            4.60    4.37    4.60    4.37    4.58    4.36    4.56   4.35     4.53    4.34   4.52      4.34
         46            4.65    4.41    4.64    4.40    4.63    4.40    4.60   4.39     4.57    4.37   4.56      4.37
         47            4.70    4.44    4.69    4.44    4.68    4.44    4.65   4.42     4.61    4.41   4.60      4.40
         48            4.75    4.48    4.74    4.48    4.72    4.47    4.69   4.46     4.65    4.44   4.65      4.44
         49            4.81    4.53    4.80    4.52    4.78    4.52    4.74   4.50     4.69    4.48   4.69      4.47
         50            4.86    4.57    4.86    4.57    4.83    4.56    4.79   4.54     4.74    4.52   4.74      4.51
         51            4.92    4.62    4.91    4.61    4.89    4.60    4.84   4.59     4.78    4.56   4.79      4.56
         52            4.99    4.67    4.98    4.66    4.95    4.65    4.90   4.63     4.83    4.60   4.85      4.60
         53            5.06    4.72    5.04    4.72    5.01    4.70    4.96   4.68     4.88    4.64   4.90      4.64
         54            5.13    4.78    5.12    4.77    5.08    4.76    5.02   4.73     4.94    4.69   4.96      4.69
         55            5.20    4.83    5.19    4.83    5.15    4.81    5.08   4.78     4.99    4.74   5.02      4.74
         56            5.28    4.90    5.27    4.89    5.22    4.87    5.15   4.84     5.04    4.79   5.09      4.80
         57            5.37    4.96    5.35    4.96    5.30    4.93    5.22   4.90     5.10    4.84   5.16      4.85
         58            5.46    5.03    5.44    5.03    5.39    5.00    5.29   4.96     5.16    4.90   5.23      4.91
         59            5.56    5.11    5.54    5.10    5.47    5.07    5.37   5.02     5.22    4.95   5.31      4.98
         60            5.66    5.19    5.64    5.18    5.57    5.15    5.45   5.09     5.28    5.01   5.38      5.05
         61            5.77    5.27    5.74    5.26    5.66    5.23    5.53   5.16     5.34    5.07   5.47      5.11
         62            5.89    5.36    5.86    5.35    5.77    5.31    5.61   5.24     5.40    5.13   5.56      5.19
         63            6.02    5.46    5.98    5.44    5.88    5.40    5.70   5.32     5.46    5.20   5.65      5.27
         64            6.15    5.56    6.11    5.55    5.99    5.49    5.79   5.40     5.52    5.26   5.75      5.35
         65            6.30    5.67    6.25    5.65    6.11    5.59    5.88   5.49     5.58    5.33   5.85      5.44
         66            6.45    5.79    6.40    5.77    6.23    5.70    5.97   5.58     5.64    5.40   5.96      5.53
         67            6.62    5.92    6.56    5.89    6.37    5.81    6.07   5.67     5.70    5.46   6.07      5.63
         68            6.80    6.05    6.72    6.02    6.50    5.93    6.16   5.77     5.75    5.53   6.19      5.74
         69            6.99    6.20    6.90    6.16    6.64    6.06    6.26   5.87     5.81    5.60   6.31      5.85
         70            7.19    6.36    7.09    6.32    6.79    6.19    6.35   5.97     5.86    5.66   6.44      5.96
         71            7.41    6.53    7.28    6.48    6.94    6.33    6.45   6.07     5.91    5.73   6.58      6.09
         72            7.63    6.71    7.49    6.66    7.09    6.48    6.54   6.18     5.95    5.79   6.73      6.22
         73            7.88    6.91    7.71    6.85    7.25    6.63    6.64   6.29     6.00    5.85   6.87      6.36
         74            8.14    7.13    7.94    7.05    7.42    6.80    6.73   6.40     6.03    5.91   7.04      6.51
         75            8.41    7.36    8.18    7.26    7.58    6.97    6.81   6.51     6.07    5.96   7.20      6.67
         76            8.71    7.61    8.44    7.50    7.75    7.14    6.90   6.61     6.10    6.00   7.38      6.83
         77            9.03    7.88    8.71    7.74    7.92    7.33    6.98   6.72     6.13    6.05   7.56      7.00
         78            9.37    8.17    8.99    8.00    8.09    7.51    7.05   6.82     6.16    6.09   7.76      7.19
         79            9.73    8.49    9.29    8.28    8.26    7.70    7.13   6.91     6.18    6.12   7.97      7.39
         80           10.12    8.83    9.60    8.58    8.43    7.90    7.19   7.00     6.20    6.15   8.18      7.59
         81           10.54    9.20    9.93    8.90    8.60    8.09    7.25   7.09     6.21    6.18   8.41      7.82
         82           10.98    9.60   10.27    9.23    8.76    8.29    7.31   7.16     6.23    6.20   8.66      8.05
         83           11.46   10.04   10.62    9.59    8.92    8.48    7.36   7.24     6.24    6.22   8.91      8.29
         84           11.97   10.51   10.99    9.97    9.07    8.67    7.41   7.30     6.24    6.23   9.18      8.56
         85           12.52   11.02   11.37   10.36    9.22    8.85    7.45   7.36     6.25    6.24   9.47      8.84
         86           13.11   11.58   11.76   10.78    9.36    9.03    7.48   7.41     6.25    6.24   9.77      9.13
         87           13.75   12.19   12.16   11.21    9.49    9.20    7.51   7.46     6.25    6.25   10.09     9.44
         88           14.45   12.86   12.57   11.65    9.62    9.36    7.53   7.49     6.25    6.25   10.43     9.78
         89           15.19   13.57   12.99   12.10    9.74    9.52    7.54   7.52     6.25    6.25   10.81     10.13
         90           15.99   14.33   13.41   12.55    9.85    9.66    7.56   7.54     6.25    6.25   11.22     10.52
------------------------------------------------------------------------------------------------------------------------

L40504                                 19                                     NY

            GUARANTEED INITIAL MONTHLY PAYMENT PER $1,000 OF PROCEEDS
                       VARIABLE PAYOUT BASED ON 4.50% AIR

                                    OPTION 3
FEMALE AGE            30       40       50        60        70       80        90
MALE AGE
               -------------------------------------------------------------------
            30      3.92     3.99     4.04      4.08      4.10     4.11      4.12
            40      3.96     4.07     4.19      4.28      4.34     4.37      4.39
            50      3.98     4.14     4.33      4.54      4.69     4.79      4.84
            60      4.00     4.18     4.45      4.80      5.16     5.44      5.59
            70      4.00     4.20     4.51      5.00      5.67     6.39
                                                                           6.90
            80      4.01     4.21     4.55      5.11      6.06     7.45
                                                                        8.88
            90      4.01     4.22     4.56      5.16      6.26     8.27     11.28
               -------------------------------------------------------------------

                                    OPTION 4
                                 5 YEARS MINIMUM
FEMALE AGE            30       40        50       60        70       80        90
MALE AGE
               -------------------------------------------------------------------
            30      3.92     3.99      4.04     4.08      4.10     4.11      4.12
            40      3.96     4.07      4.19     4.28      4.34     4.37      4.39
            50               4.14      4.33     4.54      4.69     4.79      4.84
               3.98
            60      4.00     4.18      4.45     4.80      5.16     5.44      5.58
            70      4.00     4.20      4.51     5.00      5.67     6.39      6.87
            80      4.01     4.21      4.55     5.11      6.05     7.43      8.78
            90      4.01     4.22      4.56     5.16      6.24     8.20     10.90
               -------------------------------------------------------------------

                                    OPTION 4
                                10 YEARS MINIMUM
FEMALE AGE            30       40        50       60        70       80        90
MALE AGE
               -------------------------------------------------------------------
            30      3.92     3.99      4.04     4.08      4.10     4.11      4.12
            40      3.96     4.07      4.19     4.28      4.34     4.37      4.39
            50      3.98     4.14      4.33     4.53      4.69     4.79      4.82
            60      4.00     4.18      4.45     4.80      5.16     5.43
                                                                        5.54
            70      4.00     4.20      4.51     5.00      5.66     6.32      6.71
            80      4.01     4.21      4.54     5.10      6.01     7.23      8.18
            90      4.01     4.21      4.56     5.14      6.16     7.78      9.35
               -------------------------------------------------------------------

                                    OPTION 4
                                15 YEARS MINIMUM
FEMALE AGE            30       40        50       60        70       80        90
MALE AGE
               -------------------------------------------------------------------
            30      3.92     3.99      4.04     4.08      4.10     4.11      4.11
            40      3.96     4.07      4.19     4.28      4.34     4.37      4.37
            50      3.98     4.14      4.33     4.53      4.69     4.77      4.79
            60      4.00     4.18      4.44     4.79      5.14     5.37      5.44
            70      4.00     4.20      4.51     4.98      5.60     6.14        6.34
            80      4.01     4.21      4.53     5.07      5.88     6.76      7.17
            90      4.01     4.21      4.54     5.09      5.97     6.99      7.52
               -------------------------------------------------------------------

                                    OPTION 4
                                20 YEARS MINIMUM
FEMALE AGE            30       40        50       60        70       80        90
MALE AGE
               -------------------------------------------------------------------
            30      3.92     3.99      4.04     4.08      4.10     4.11      4.11
            40      3.96     4.07      4.19     4.28      4.33     4.35      4.36
            50      3.98     4.14      4.33     4.53      4.67     4.73      4.74
            60      3.99     4.17      4.44     4.77      5.09     5.25      5.28
            70      4.00     4.19      4.50     4.94      5.46               5.86
                                                               5.80
            80      4.00     4.20      4.52     5.00      5.64     6.37      6.20
            90      4.00     4.20      4.52     5.01      5.66     6.15      6.25
               -------------------------------------------------------------------

L40504                                 20                                     NY

              INDIVIDUAL FLEXIBLE PAYMENT VARIABLE DEFERRED ANNUITY
                                NON-PARTICIPATING

L40504                                 21                                     NY